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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Vital Images, Inc. on Form S-8 (File Nos. 333-26797, 333-39189, 333-39213, and
333-30771) of our report dated February 13, 1998, on our audits of the financial statements and financial statement schedule of Vital Images, Inc. as of December 31, 1997 and 1996, and for the year ended December 31, 1997, the two months ended December 31, 1996, and the years ended October 31, 1996 and 1995, which report is included in this Annual Report on Form 10-K.



                                             COOPERS & LYBRAND, L.L.P.

Minneapolis, Minnesota
March 27, 1998